UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 28, 2016

Integral Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28353	98-0163519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2605 Eastside Park Road Suite 1, Evansville, Indiana	47715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 550-1770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2016, the Board of Directors of Integral Technologies, Inc. (the “Company”) approved and recommended for stockholder approval an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 250,000,000 from 150,000,000(the “Charter Amendment”). On November 28, 2016, the Company’s stockholders approved the Charter Amendment. The final voting results at the Company’s special meeting of stockholders with respect to the Charter Amendment were 70,311,541shares voted for, 8,343,794 shares voted against and 167,670 shares abstaining. The Charter Amendment was filed with the Nevada Secretary of State and became effective on November 28, 2016. A copy of the Charter Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 28, 2016, at the Company’s special meeting of stockholders, the Company’s stockholders approved the Charter Amendment described in Item 5.03 above.

As of the record date for the meeting of October 24, 2016, 137,413,603 shares of common stock, constituting all of the outstanding capital stock of the Company, were issued and outstanding, of which a total of 78,823,005 shares were voted at the special meeting. The vote for the Charter Amendment was as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Charter Amendment	70,311,541	8,343,794	167,670	N/A

Item 8.01. Other Events.

On November 28, 2016, the Company issued a press release disclosing the results of the stockholder vote.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 99.1 Press Release dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL TECHNOLOGIES, INC.

Dated: November 28, 2016	By:	/s/ Doug Bathauer
	Name:	Doug Bathauer
	Title:	Chief Executive Officer